Exhibit 10.2

Irv Alpert
Executive Vice President
2012 Sales Incentive Plan

Objectives:

1.	Retain and grow all current content licensing partnerships

2.	Develop a plan to expand content license partnerships and channel sales for Onvia services

3.	Acquire new content licensing partners in 2012 as quickly as possible

Compensation

Four bonus opportunities:

1.	$25,000 bonus for retention of current content licensing partnerships

2.	5% of every sales dollar from Tier 1 bookings to Tier 2 bookings

3.	10% of every sales dollar from Tier 2 bookings to Plan

4.	$38k for annual goal achievement

Total Bonus Opportunity:  $115k